                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8-K


                    Current Report Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934

                           Date of Report:  August 26, 1997





                                  TMP WORLDWIDE INC.
                   ------------------------------------------------
                (Exact name of Registrant as specified in its charter)




   Delaware                    0-21571                     13-3906555
- ------------------      -------------------------     --------------------
(State of               (Commission File No.)         (I.R.S. Employer
Incorporation)                                        Identification No.)





1633 Broadway, New York, New York                                      10019
- ----------------------------------------------------------------------------
 (Address of principal executive offices)                        (Zip Code)




          Registrant's telephone number, including area code:  212-977-4200
                                                               ------------

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 26, 1997, pursuant to the terms of the Agreement Relating To The Entire Issued Share Capital of Austin Knight Limited (the "Agreement"), TMP Worldwide Inc. ("TMP") purchased all of the outstanding capital stock of Austin Knight Limited ("AK") from AK's existing approximately 40 shareholders for a combination of cash and TMP notes aggregating approximately $47 million, net of cash acquired (the "Purchase Price"). AK is the largest recruitment advertising agency in the U.K. and the fifth largest agency in the U.S. TMP borrowed the cash portion of the Purchase Price under its credit facility with BNY Financial Corporation. TMP intends to repay such debt from the proceeds of TMP's secondary public offering which TMP expects will close by the end of September 1997.

    For the year ended September 30, 1996, AK had annual gross billings of approximately $213.8 million. The pro forma impact of the acquisition is set forth in Item 7 of this Report.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (b) (i) Pro Forma Condensed Consolidated Information (incorporated by reference to pages 20-24 of Amendment No. 1 to the Registration Statement on Form S-1, dated September 2, 1997, File No. 333-31657).

              (ii) Financial Statements of Austin Knight Limited (incorporated by reference to pages F-28-F-56 of Amendment No. 1 to the Registration Statement on Form S-1, dated September 2, 1997, File No. 333-31657).

         (c) Exhibit 2.1 - Agreement Relating To The Entire Issued Share Capital of Austin Knight Limited dated July 19, 1997, between AK Warranty and Indemnity

Limited and TMP Worldwide Inc. (incorporated by reference to TMP's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.)
              Exhibit 23.1 - Consent of KPMG
              Exhibit 99.1 - Pages 20-24 and F-28 - F-56 of Amendment No. 1 to the Registration Statement on Form S-1, dated September 2, 1997 (File No. 333-31657).

                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            TMP WORLDWIDE INC.




Dated:  September 5, 1997                   By:   /s/Thomas G. Collison
                                               --------------------------------
                                                 Thomas G. Collison
                                                 Vice Chairman